                                                                    EXHIBIT 10.5

                          INTERACTIVE KNOWLEDGE, INC.

                       FOUNDER'S STOCK PURCHASE AGREEMENT


         THIS FOUNDER'S STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made by and between Interactive Knowledge, Inc., a Delaware corporation (the "COMPANY"), and Ralph Z. Sorenson (the "PURCHASER"), as of the 1st day of August, 1998.

         WHEREAS the Purchaser is an employee, director or consultant of the Company and the Purchaser's continued service to the Company is considered by the Company to be important for the Company's continued growth;

         WHEREAS in order to give the Purchaser an opportunity to acquire an equity interest in the Company as an incentive for the Purchaser to participate in the affairs of the Company, the Company is willing to sell to the Purchaser and the Purchaser desires to purchase shares of the Company's $.001 par value common stock ("the Common Stock") according to the terms and conditions contained herein; and

         WHEREAS, the issuance of Common Stock hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's employees, directors, officers, consultants and advisors and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

         NOW THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. SALE OF STOCK. The Company hereby sells to the Purchaser and the Purchaser hereby purchases an aggregate of Ninety Thousand (90,000) shares of the Company's Common Stock (the "SHARES") in consideration of the transfer of assets to, and/or the performance of services for, the Company, such assets and/or services having a value in the aggregate amount of Nine Thousand Dollars ($9,000).

         2. PAYMENT OF PURCHASE PRICE. The purchase price for the Shares has been fully paid by assignment to or performance for the Company, at the time of execution of this Agreement, of the specified assets and/or services.

         3.       REPURCHASE OPTION.

                  (a) In the event of any voluntary or involuntary termination of Purchaser's director position with the Company for any or no reason (including death or disability) before all of the Shares are released from the Company's repurchase option (the "Repurchase Option") (see

Section 4), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive option for a period of 90 days (or such longer period of time mutually agreed to by Purchaser and the Company) from such date to repurchase some or all of the Unreleased Shares (as defined in Section 4) at such time at the original purchase price per share (the "REPURCHASE PRICE").

                  (b) Said option shall be exercised by the Company by written notice as provided in Section 12(a) to the Purchaser or the Purchaser's executor and, at the Company's option, (i) by delivery to the Purchaser or the Purchaser's executor with such notice of a check in the amount of the purchase price for the Shares being repurchased, or (ii) by cancellation by the Company of an amount of the Purchaser's indebtedness to the Company in an amount equal to the purchase price for the Shares being repurchased, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such Repurchase Price. Upon delivery of such notice and the payment of the purchase price by any method described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the full right and authority to transfer on its books to its own name the number of Shares being repurchased by the Company.

                  (c) Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser's employment or consulting relationship, for any reason, with or without cause.

                  (d)      The Company may assign its rights under this Section
3.

         4.       RELEASE OF SHARES FROM REPURCHASE OPTION.

                  (a) The number of Shares to be released from the Company's Repurchase Option is set forth in a schedule attached hereto as Exhibit A, provided, that, in the case of a termination without cause (as defined below) and subject to Purchaser releasing the Company of all claims of Purchaser arising from Purchaser's service as a director (other than claims arising from wilful misconduct by the Company and rights of indemnification and defense as a director), the date of cessation of service used to calculate the number of Shares released from the Company's Repurchase Option shall be deemed to be a date six months after the actual date of termination, and provided further, that, as to each incremental period resulting in the release of Shares from such Repurchase Option, that the Purchaser's services have not been terminated prior to the date of any such release.

                  (b) Any of the Shares which have not yet been released from the Company's Repurchase Option are referred to herein as "UNRELEASED SHARES."

                  (c) For purposes of Section 4(a), a termination without cause shall mean (i) any action by the officers, or Board of Directors of the Company to terminate or not to renew



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Purchaser's employment by the Company, other than as a result of [A]
Purchaser's refusal or failure to perform his duties as a member of the Board of Directors (if such failure or refusal is not cured within 30 days after notice thereof by the Company), [B] a material breach by Purchaser of the Company's written policies and procedures, or of any agreement between Purchaser and the Company, or [C] conviction of Purchaser of a felony, or (ii) the resignation by Purchaser, or other action by Purchaser to terminate his status as a director, under circumstances where there has been a material reduction in his duties, responsibilities or position with the Company, or where there have been actions by the Company or its officers to create a working environment that materially impedes Purchaser's ability to satisfy his obligations as a director of the Company.

         5.       RESTRICTIONS ON TRANSFER.

                  (a) Except for the escrow described in Section 6, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of until the release of such Shares from the Company's Repurchase Option in accordance with the provisions of this Agreement. Any sale or transfer, or purported sale or transfer, of securities of the Company shall be null and void unless the terms, conditions and provisions of this Agreement are strictly observed.

                  (b) The Shares may not be sold, offered for sale, pledged, hypothecated or otherwise transferred in the absence of an effective registration statement under the Securities Act with respect to such Shares or an opinion of counsel reasonably acceptable to the Company that such registration is not required. The Company shall not be required to transfer on its books any portion of such Shares purchased hereunder which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or to treat as the owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

                  (c) The Purchaser hereby agrees that during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act, the Purchaser shall not, to the extent requested by the Company and the managing underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Shares or other securities of the Company held by Purchaser at any time during such period except Shares included in such registration; provided, that, all officers and directors of the Company enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such one hundred eighty
(180) day period.

         6. ESCROW. As security for Purchaser's faithful performance of the terms of this Agreement and to insure that the Shares will be available for delivery upon exercise of the Repurchase Option as herein provided, Purchaser agrees to deliver to and deposit with the Secretary of the Corporation (the "ESCROW AGENT"), as escrow agent in this transaction, a Stock Assignment duly endorsed (with date and number of shares blank) substantially in the form of






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Exhibit B attached hereto, together with the certificate or certificates evidencing the Shares; said documents are to be held by the Escrow Agent and delivered by the Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser substantially in the form of Exhibit C attached hereto, which instructions shall also be delivered to the Escrow Agent at the closing hereunder. At the request of Purchaser at any time following a Qualified IPO or a Corporate Transaction, and once each year, Shares that are not Unreleased Shares shall be released from the Escrow.

         7.       CHANGES IN CAPITALIZATION; CONSOLIDATION; MERGER; SALE OF
ASSETS

                  (a) If during the term of the Repurchase Option, there is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Company, then any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser's ownership of the Shares shall be immediately subject to the Repurchase Option and be included in the word "Shares" for all purposes of the Repurchase Option with the same force and effect under the terms of Sections 2 hereof, as the Shares subject to the Repurchase Option. With respect to the Repurchase Option, while the total Repurchase Price shall remain the same after each such event, the Repurchase Price per Share upon exercise of the Repurchase Option shall be appropriately adjusted.

                  (b) If during the term of the Repurchase Option there is either (i) a Corporate Transaction (as defined below), or (ii) following closing of a registered public offering of the Company's shares at a per-share price of $5.00 or more and resulting in gross cash proceeds to the Company of at least $15 million dollars (a "Qualified IPO"), Purchaser is removed from or not re-elected to the Company's Board of Directors, then immediately prior to the occurrence of such event, the Repurchase Option shall automatically lapse in its entirety.

         A "CORPORATE TRANSACTION" shall mean one or more of the following events: (i)(A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company's voting power immediately after such consolidation, merger or reorganization; provided, that, the foregoing shall only be deemed a Corporate Transaction if the stockholders of the Company or its successor immediately prior to such consolidation, merger or reorganization; (1) hold less than 50% of the outstanding securities of the surviving company following the merger or consolidation or, (2) in the event that the securities of an affiliated entity of the surviving corporation are issued to the stockholders of the Company in the transaction, hold less than 50% of the outstanding securities of such affiliated entity, or (B) any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred; or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company.





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         8.       TAX CONSEQUENCES. The Purchaser has reviewed with the
Purchaser's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Purchaser understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "CODE"), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" includes the right of the Company to buy back the Shares pursuant to its Repurchase Option. Purchaser understands that Purchaser may elect to be taxed at ordinary income rates on the difference, if any, between the amount paid for the Shares and the fair market value of the Shares at the time the Shares are purchased, rather than when and as the Repurchase Option lapses, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. Even if the fair market value of the Shares equals the amount paid for the Shares, the election must be made to avoid taxation as the restrictions expire. After Purchaser files an election under Section 83(b), any subsequent increase in the fair market value of the Shares will not be taxed as the restrictions expire, and any gain thereafter realized on the sale of the Share will be taxed as capital gain. Purchaser further understands that if Purchaser files such an election under
Section 83(b) of the Code, and the Company subsequently exercises the Repurchase Option with regard to all or part of the Shares, Purchaser might not be eligible to claim a loss deduction in the amount of taxable income which was previously recognized, or the amount of tax paid, as a consequence of the election under Section 83(b) with regard to the Shares repurchased. PURCHASER UNDERSTANDS THAT FAILURE TO MAKE THIS FILING IN A TIMELY MANNER WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY PURCHASER, AS THE REPURCHASE OPTION LAPSES, ON ANY DIFFERENCE BETWEEN THE PURCHASE PRICE AND THE FAIR MARKET VALUE OF THE STOCK AT THE TIME SUCH RESTRICTIONS LAPSE.

         THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S OR THE COMPANY'S COUNSEL TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER'S BEHALF.

         9. PURCHASER REPRESENTATIONS. In connection with the purchase of the Shares, Purchaser represents to the Company the following:


                  (a) Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing the Shares for investment for Purchaser's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act. Purchaser also represents that the entire legal and beneficial interest of the Shares is being purchased, and will be held, for Purchaser's own account.





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                  (b)      Purchaser understands that the Shares have not been
registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

                  (c) Purchaser further acknowledges and understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Shares. Purchaser understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless the Shares are registered or such registration is not required in the opinion of counsel for the Company.

                  (d) Purchaser is familiar with the provisions of Rules 144 and 701 under the Securities act, as in effect from time to time, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the securities exempt under Rule 701 may be sold by Purchaser ninety (90) days thereafter.

                           In the event that the sale of the Shares does not
qualify under Rule 701 at the time of purchase, then the Shares may be resold by Purchaser in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after the Purchaser has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

                  (e) Purchaser further understands that at the time Purchaser wishes to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public current information requirements of Rule 144 or 701, and that, in such event, Purchaser would be precluded from selling the Shares under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.

         10. RESTRICTIVE LEGENDS. All certificates representing the Shares shall have endorsed thereon legends in substantially the following forms:

                  (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT




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AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO
THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                           (b) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE
SUBJECT TO A REPURCHASE OPTION SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR ITS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE CORPORATION."

                           (c) Purchaser shall have the right, at any time
following a Qualified IPO or a Corporate Transaction, and once each year, to surrender (or cause the Escrow Agent to surrender) the certificate(s) representing the Shares, and new certificates shall be issued, and the certificate representing shares that are not Unreleased Shares shall be issued without the legend set out in Paragraph (2) above.

                           (d) Any legend required to be placed thereon by
appropriate Blue Sky officials.

                  11.      STOCKHOLDER RIGHTS. Subject to the provisions of
Section 5 above, Purchaser (but not any unapproved transferee) shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Shares deposited in said escrow.

                  12.      MISCELLANEOUS.

                           (a) NOTICES. Any notice required or permitted
hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or sent by telegram or fax or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his address hereinafter shown below or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

                           (b) SUCCESSORS AND ASSIGNS. Except as otherwise
expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

                           (c) GOVERNING LAW; VENUE. This Agreement shall be
governed by and construed in accordance with the laws of the State of Colorado. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought




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in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company's principal place of business.

                           (d) ENTIRE AGREEMENT; AMENDMENT; FURTHER EXECUTION.
This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral, other than the letter agreement dated the date hereof. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto. The parties agree to take all such further action as may reasonably be necessary to carry out the intent of this Agreement.

                           (e) SEVERABILITY. If one or more provisions of this
Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from the Agreement, and the balance of the Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

                           (f) COUNTERPARTS. This Agreement may be executed in
two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                           (g) REVIEW OF AGREEMENT. Purchaser has reviewed this
Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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         IN WITNESS WHEREOF, the parties have duly executed this Founder's
Stock Purchase Agreement as of the day and year first set forth above.


INTERACTIVE KNOWLEDGE, INC.                            PURCHASER:


By: /s/ TIMOTHY R. SCHIEWE                             /s/ RALPH Z. SORENSON
    -----------------------------                      ---------------------
    Timothy R. Schiewe, President                      Ralph Z. Sorenson

Address:      1033 Walnut Street
              Boulder, Colorado  80302




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                                   EXHIBIT A
              SCHEDULE OF RELEASE OF SHARES FROM REPURCHASE OPTION

                                                    PERCENT OF SHARES RELEASED
IF CESSATION OF EMPLOYMENT OCCURS BEFORE:              FROM REPURCHASE OPTION:
            September 1, 1998                          33.3333% of the Shares
            October 1, 1998                            35.1852% of the Shares
            November 1, 1998                           37.0371% of the Shares
            December 1, 1998                           38.8890% of the Shares
            January 1, 1999                            40.7409% of the Shares
            February 1, 1999                           42.5928% of the Shares
            March 1, 1999                              44.4447% of the Shares
            April 1, 1999                              46.2966% of the Shares
            May 1, 1999                                48.1485% of the Shares
            June 1, 1999                               50.0004% of the Shares
            July 1, 1999                               51.8523% of the Shares
            August 1, 1999                             53.7042% of the Shares
            September 1, 1999                          55.5566% of the Shares
            October 1, 1999                            57.4085% of the Shares
            November 1, 1999                           59.2604% of the Shares
            December 1, 1999                           61.1123% of the Shares
            January 1, 2000                            62.9642% of the Shares
            February 1, 2000                           64.8161% of the Shares
            March 1, 2000                              66.6680% of the Shares
            April 1, 2000                              68.5199% of the Shares
            May 1, 2000                                70.3718% of the Shares
            June 1, 2000                               72.2237% of the Shares
            July 1, 2000                               74.0756% of the Shares
            August 1, 2000                             75.9275% of the Shares
            September 1, 2000                          77.7799% of the Shares
            October 1, 2000                            79.6318% of the Shares
            November 1,2000                            81.4837% of the Shares
            December 1,2000                            83.3356% of the Shares
            January 1, 2001                            85.1875% of the Shares
            February 1, 2001                           87.0394% of the Shares
            March 1, 2001                              88.8913% of the Shares
            April 1, 2001                              90.7432% of the Shares
            May 1, 2001                                92.5951% of the Shares
            June 1, 2001                               94.4470% of the Shares
            July 1, 2001                               96.2989% of the Shares
            August 1, 2000                             98.1508% of the Shares
            September 1, 2001                          100% of the Shares


                                      A-1